Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”), dated as of September 1, 2020 (the “Effective Date”), is entered into by and between Logiq, Inc., a Delaware corporation (the “Company”), and Tom Furukawa (the “Employee”).

RECITALS

WHEREAS, Company wishes to employ Employee as its Chief Executive Officer;

WHEREAS, Employee represents that Employee possesses the necessary skills to perform the duties of this position and that Employee has no obligation to any other person or entity which would prevent, limit or interfere with Employee’s ability to do so; and

WHEREAS, Employee and Company desire to enter into a formal Executive Employment Agreement to assure the harmonious performance of the affairs of Company.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Definitions. In addition to the capitalized terms defined elsewhere herein, the following definitions shall be in effect under this Agreement:

(a) “Affiliate” means, with respect to any entity, any person or entity, directly or indirectly controlling or controlled by or under direct or indirect common control with such entity.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means: (i) the Employee’s material breach of this Agreement and such breach is not cured by the Employee within thirty (30) days after written notice from the Company; (ii) the Employee’s failure to perform Employee’s material duties and obligations under this Agreement (other than during any period of Disability) and such failure is not cured by the Employee within thirty (30) days after written notice from the Company; (iii) the Employee’s material malfeasance or material misconduct in connection with the performance of Employee’s duties hereunder and such conduct is not cured by the Employee within thirty (30) days after written notice from the Company; or (iv) the Employee’s conviction of, or pleading guilty or nolo contendere to, a felony or the equivalent thereof, any other crime having as its predicate element fraud, dishonesty, misappropriation, moral turpitude, or theft.

(d) “Change of Control” means the consummation of a transaction or a series of transactions that results in: (i) any sale or other disposition of all or substantially all of the assets of the Company that occurs over a period of not more than twelve (12) months; or (ii) any person, or more than one person acting as a group, acquiring ownership of stock of the Company, that together with the stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. However, a Change of Control shall not include (x) any consolidation or merger effected exclusively to change the domicile or name of the Company, or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

(e) “Disability” means and shall be deemed to have occurred if, in the Board’s reasonable discretion, after consultation with a physician selected by the Board, the Employee shall have been unable to perform the essential functions of the Employee’s duties, even with reasonable accommodation if required by law, for a period of not less than one hundred twenty (120) consecutive days, or one hundred eighty (180) total days, during any twelve (12) month period. The Employee shall cooperate in submitting to medical examinations and providing medical records to the physician selected by the Board as reasonably requested by the Board in making a determination of Disability hereunder.

2. Employment. The Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, for the period set forth in Paragraph 3, in the position and with the duties and responsibilities set forth in Paragraph 4, and upon the other terms and conditions set out in this Agreement.

3. Term. The term of the Agreement shall commence on the Effective Date and, shall terminate at 12:00 a.m. midnight on the day immediately preceding the twelve (12) month anniversary thereof, unless earlier terminated as provided herein (the “Initial Term”). The Initial Term shall be automatically extended for successive six (6) month terms after the expiration of the Initial Term, unless either the Company or the Employee provides the other party written notice no more than ninety (90) days and no less than ten (10) days prior to the expiration of the Initial Term or any renewal term of such party’s desire not to renew this Agreement (the Initial Term, as so extended, the “Employment Term”).

4. Position and Duties.

(a) During the Employment Term, the Employee shall serve as the Chief Executive Officer of the Company. The Employee shall serve and perform such other duties, functions, responsibilities, and authority as are from time to time delegated to the Employee by the Board; provided, however, that such duties, functions, responsibilities, and authority are reasonable and customary for a person serving in the same or similar capacity of an enterprise comparable to the Company.

(b) During the Employment Term, the Employee shall devote sufficient business time, skill, attention and effort to all facets of the business and affairs of the Company and will use Employee’s efforts to discharge fully, faithfully, and efficiently the duties and responsibilities delegated and assigned to the Employee in or pursuant to this Agreement; provided, however, nothing herein shall be construed as providing that Employee may not engage in outside business activities.

(c) The Company considers the protection of its confidential information, proprietary materials and goodwill to be extremely important. Accordingly, the Employee will be required to sign the Company’s confidentiality, non-solicitation, non-compete and assignment of inventions agreement attached as Exhibit 1 hereto (the “Confidentiality, Non-Solicitation Non-Compete and Assignment of Inventions Agreement”), as a condition of Employee’s employment.

5. Compensation and Related Matters.

(a) Base Salary. The Company shall pay the Employee a base salary at the annual rate of not less than Two Hundred Seventy Five Thousand Dollars (USD $275,000), provided, however, such base salary shall be earned monthly and payable “on a salary basis” under applicable federal law (“Base Salary”). During the Employment Term, the Base Salary will be reviewed annually and is subject to adjustment at the discretion of the Board, but in no event may the Company pay the Employee a Base Salary less than that set forth above during the Employment Term. Payment of all compensation to the Employee hereunder shall be made in accordance with the terms of this Agreement and applicable Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable withholdings and taxes.

(b) Bonus. The Employee shall be entitled to receive bonus (the “Bonus”) and incentive compensation, described in Section 5(c) below (the “Incentive Compensation”) of up to $180,000 per annum based on the performance metrics of the Company. Payment of the Bonus is conditioned on compliance with applicable law, and shall be payable to the Employee in equal quarterly installments (i) only if the Employee has not breached the terms of this Agreement, and (ii) only if the Employee continues to be employed by the Company on the date of determination of the Bonus as well as on the date of payment thereof.

(c) Incentive Compensation. Subject to (i) approval of the Board, and (ii) upon the Company adopting an equity incentive plan (the “Plan”), Employee shall receive equity compensation, which shall be granted pursuant to the terms of the Plan when such Plan is adopted by the Company.

The Bonus and Incentive Compensation terms shall be mutually agreed upon within 10 days of the execution of their agreement, subject to the approval of the Company’s Board, and may be subject to adjustment with at least 30 days’ notice no more than annually.

(d) Employee Benefits and Perquisites. During the Employment Term, the Employee will be entitled to: (i) participate in the Company’s long-term disability, and health plans (“Employee Benefits”); (ii) the perquisites and other fringe benefits that are from time to time made available by the Company generally to its employees; and (iii) such perquisites and fringe benefits that are from time to time made available by the Company to the Employee in particular, subject to any applicable terms and conditions of any specific perquisite or other fringe benefit; provided, however, that nothing contained herein shall be deemed to require the Company to adopt, maintain or provide any particular plan, program, arrangement, policy, perquisite or fringe benefit. The Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time. The Employee agrees to cooperate and participate in any medical or physical examinations as may be required in connection with the applications for such life and/or disability insurance policies.

(e) Expenses. The Employee shall be entitled to receive reimbursement for all reasonable and necessary business expenses incurred by the Employee in performing Employee’s duties and responsibilities under this Agreement, consistent with the Company’s policies or practices as may from time to time be in effect for reimbursement of expenses incurred by other Company employees, provided that Employee shall be entitled (i) to travel business class (if available) or first class (if business class is not available) on all flights longer than three (3) hours in duration, and (ii) to receive reimbursement for Employee’s (a) cell phone and (b) gas charges. All expenses shall be reimbursed within fifteen (15) days after Employee submits an expense report and any required documentation.

(f) Vacations and Personal Leave. Employee shall be entitled to twenty (20) paid time off days for each twelve (12) consecutive calendar monthly period during the Employment Term, to be taken in accordance with the vacation accrual schedule, if any, and carried over only to the extent set forth or otherwise permitted in the Company’s personnel policies or employee handbook. The Employee shall also be eligible for sick pay, and other paid and unpaid time off in accordance with the policies and practices of the Company as may from time to time be in effect for its employees.

(g) Indemnification. The Company shall indemnify the Employee, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by Employee in connection with any action, suit or proceeding to which Employee may be made a party by reason of being an officer, director, employee, contractor or agent of the Company or of any subsidiary or affiliate of the Company or any other corporation for which Employee serves as an officer, director, or employee at the Company’s request.

6. Termination of Employment.

(a) Death. This Agreement shall terminate automatically upon the Employee’s death.

(b) Disability. The Company may terminate this Agreement at any time upon the Board’s determination of the Employee’s Disability; provided, however, that such termination must occur while the Disability is in existence and before the Employee returns to work at the Company on a full time basis.

(c) Termination by the Company for Cause. The Company may immediately terminate this Agreement for Cause after the Board’s determination that Cause exists.

(d) Termination by the Employee (Resignation). The Employee may terminate this Agreement for any reason, upon at least ten (10) days advance prior written notice to the Company.

(e) Termination by the Company Without Cause. The Company may terminate this Agreement without Cause upon ten (10) days’ advance prior written notice to Employee; provided, however, notwithstanding the foregoing, the Company may elect to terminate this Agreement immediately and provide the Employee an immediate payment equal to one (1) month of the Employee’s Base Salary and other employment benefits during the notice period.

(f) Termination or Assignment upon a Change of Control. This Agreement shall terminate automatically upon a Change of Control provided that the Employee enters into a new employment agreement with the acquiring entity as a part of the Change of Control. If no new employment agreement is entered into with such acquiring entity, then the Company’s obligations under this Agreement shall be assigned to and assumed by such acquiring entity as provided in Paragraph 12 herein.

(g) Notice of Termination. Any termination of the Employee’s employment by the Company or the Employee (other than a termination pursuant to Paragraph 6(a)) shall be communicated by a Notice of Termination. A “Notice of Termination” is a written notice delivered in the manner set forth in Paragraph 10 hereof that must (i) indicate the specific termination provision in this Agreement relied upon, and (ii) specify the Employment Termination Date.

(h) Employment Termination Date. The Employment Termination Date shall be as follows: (i) if the Employee’s employment is terminated by Employee’s death, the date of Employee’s death; (ii) if the Employee’s employment is terminated pursuant to any other provision of this Agreement, the date specified in the Notice of Termination (the “Employment Termination Date”).

(i) Transition Period. Upon termination of this Agreement, and for a period of thirty (30) days thereafter (the “Transition Period”), the Employee agrees to make Employee available to assist the Company with transition projects assigned to Employee by the Board. The Employee will be paid at an agreed upon hourly rate commensurate with the industry standard rate of pay for any work performed by the Employee for the Company during the Transition Period.

7. Compensation Upon Termination of Employment.

(a) Death. Upon termination of this Agreement because of the Employee’s death: (i) the Company shall pay the Employee’s estate the accrued and unpaid portion of the Employee’s Base Salary and any Bonuses earned for services provided through the Employment Termination Date (the “Compensation Payment”); (ii) the Company shall pay the Employee’s estate any reimbursement for business travel and other expenses to which the Employee is entitled hereunder (the “Reimbursement”); and (iii) any unvested portion of any options, stock, RSUs, or other securities of the Company or any of its Affiliates granted to Employee which are subject to vesting (“Unvested Securities”), shall immediately be issued (in the case of stock grants) and become exercisable (in the case of stock options, warrants or other convertible securities), regardless of the vesting or termination provisions of such Unvested Securities. For purposes of clarity, to the extent the vesting or other provisions of any Unvested Securities conflict with the terms of this Paragraph 7(a), the terms of this Paragraph 7(a) shall govern.

(b) Disability. Upon termination of this Agreement by the Company due to Disability pursuant to Paragraph 6(b): (i) the Company shall pay the Employee the Compensation Payment; (ii) the Company shall pay the Employee the Reimbursement; and (iii) any Unvested Securities shall immediately be issued (in the case of stock grants) and become exercisable (in the case of stock options, warrants or other convertible securities). For purposes of clarity, to the extent the vesting or other provisions of any Unvested Securities conflict with the terms of this Paragraph 7(b), the terms of this Paragraph 7(b) shall govern.

(c) Termination for Cause. Upon termination of this Agreement by the Company for Cause pursuant to Paragraph 6(c), the Company shall pay the Employee: (i) the Compensation Payment; and (ii) the Reimbursement.

(d) Termination by the Employee (Resignation). Upon Termination of this Agreement by the Employee pursuant to Paragraph 6(d), the Company shall pay the Employee: (i) the Compensation Payment; and (ii) the Reimbursement.

(e) Termination by the Company Without Cause. Upon termination of this Agreement by the Company without Cause pursuant to Paragraph 6(e), except in connection with a termination in connection with a Change of Control: (i) the Company shall pay the Employee the Compensation Payment; (ii) the Company shall pay the Employee the Reimbursement; (iii) any Unvested Securities shall immediately be issued (in the case of stock grants) and become exercisable or convertible (in the case of stock options, warrants or other convertible securities); (iv) the Company shall pay the Employee, as severance, a sum equal to twelve (12) months Base Salary, as adjusted pursuant to Paragraph 5(a) (the “Severance”); and (v) the Company shall continue to provide Employee with Employee Benefits for twelve (12) months, or reimburse Employee for the expense of obtaining equivalent benefits. The Severance shall be payable in equal payments over 12 months following the effective date of the termination, and shall be subject to all applicable withholdings and taxes. For purposes of clarity, to the extent the vesting or other provisions of any Unvested Securities conflict with the terms of this Paragraph 7(e), the terms of this Paragraph 7(e) shall govern.

(f) Termination upon a Change of Control. Upon termination or assignment of this Agreement pursuant to Paragraph 6(f): (i) the Company shall pay the Employee the Compensation Payment; (ii) the Company shall pay the Employee the Reimbursement; (iii) any Unvested Securities shall immediately be issued (in the case of stock grants) and become exercisable or convertible (in the case of stock options, warrants or other convertible securities), (iv) the Company shall pay the Employee the Severance, and (v) the Company shall pay the Employee an additional bonus of One Million Dollars (USD $1,000,000). For purposes of clarity, to the extent the vesting or other provisions of any Unvested Securities conflict with the terms of this Paragraph 7(f), the terms of this Paragraph 7(f) shall govern.

(g) No Effect on Other Benefits. The payments provided for in Paragraphs 7(a) through 7(f) do not limit the entitlement of the Employee or the Employee’s estate or beneficiaries to any amounts payable pursuant to the terms of any applicable disability insurance plan, policy, or similar arrangement that is maintained by the Company for the Employee’s benefit or to any death or other vested benefits to which the Employee may be entitled under any life insurance, stock ownership, stock options, or other benefit plan or policy that is maintained by the Company for the Employee’s benefit.

(h) No Mitigation. The Employee will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will the amount of any payment provided for under this Agreement be reduced by any profits, income, earnings, or other benefits received by the Employee from any source other than the Company or its successor.

8. Survival. The expiration or termination of this Agreement will not impair the rights or obligations of any party hereto that accrues hereunder prior to such expiration or termination, including, but not limited to, the Company’s obligations under Paragraphs 5(g) and 7.

9. Withholding Taxes. The Company shall withhold from any payments to be made to the Employee pursuant to this Agreement such amounts (including social security contributions and federal income taxes) as shall be required by federal, state, and local withholding tax laws.

10. Notices. All notices, requests, demands, and other communications required or permitted to be given or made by either party shall be in writing and shall be deemed to have been duly given or made (a) when delivered personally, or (b) when deposited and sent via overnight courier, to the party for which intended at the following addresses (or at such other addresses as shall be specified by the parties by like notice, except that notices of change of address shall be effective only upon receipt):

If to the Company, at:

Logiq, Inc.

Attn: Brent Suen

85 Broad Street, 16-079

New York, NY 10004

E-mail: info@weyland-tech.com

If to the Employee, at: the Employee’s then-current home address on file with the Company.

Notice so given shall, in the case of overnight courier, be deemed to be given and received on the date of actual delivery and, in the case of personal delivery, on the date of delivery.

11. Binding Effect: No Assignment by the Employee: No Third-Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns. The Employee shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any payments or other benefits provided under this Agreement; and no benefits payable under this Agreement shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or pursuant to the laws of descent and distribution. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

12. Assumption by Successor. Subject to Paragraph 6(f), the Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in writing in form and substance reasonably satisfactory to the Employee, expressly, absolutely, and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Paragraph, “Company” shall include any successor or assignee (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all the business and/or assets of the Company that executes and delivers the agreement provided for in this Paragraph or that otherwise becomes obligated under this Agreement by operation of law.

13. Arbitration. The parties agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved exclusively by confidential, final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules. All disputes shall be resolved by one (1) arbitrator. The arbitrator will have the authority to award the same remedies, damages, and costs that a court could award, and will have the additional authority to award specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without requiring the posting of a bond or other security). The arbitrator shall issue a reasoned award explaining the decision, the reasons for the decision, and any damages or other relief awarded. The arbitrator’s decision will be final and binding. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This provision and any decision and award hereunder can be enforced under the Federal Arbitration Act.

14. Governing Law and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflict of laws rules or principles which might refer the governance or construction of this Agreement to the laws of another jurisdiction. Any action or arbitration in regard to this Agreement or arising out of its terms and conditions shall be instituted and litigated only in New York, New York.

15. Entire Agreement. This Agreement, and the Exhibits, schedules, and documents attached and referred to herein, contains the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter of this Agreement, except that all confidentiality, assignment, and non-disclosure provisions and agreements between the Employee and the Company are still in force and non-superseded.

16. Modification: Waiver. No amendment, modification or waiver of this Agreement shall be effective unless it is in writing and signed by the Employee and by a duly authorized representative of the Company (other than the Employee). Each party acknowledges and agrees that no breach of this Agreement by the other party or failure to enforce or insist on its or Employee’s rights under this Agreement shall constitute a waiver or abandonment of any such rights or defenses to enforcement of such rights.

17. Severability. If any provision of this Agreement shall be determined by a court or arbitrator to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, shall remain in full force and effect, and shall be enforceable to the fullest extent permitted by applicable law.

18. Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Counterparts delivered by electronic mail or facsimile shall be effective.

[Signatures on following page.]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement effective as of the Effective Date.

COMPANY:

LOGIQ, INC.,
a Delaware corporation

Dated:	By:
Brent Suen, President

EMPLOYEE:

Dated:
Tom Furukawa

ADDRESS:

[Signature Page to Employment Agreement]

Exhibit 1

Confidentiality, Non-Solicitation, Non-Compete and Assignment of Inventions Agreement

[attached]

Exhibit 1 to Employment Agreement

CONFIDENTIALITY,

NON-SOLICITATION, NON-COMPETE AND

ASSIGNMENT OF INVENTIONS AGREEMENT

This Confidentiality, Non-Solicitation, Non-Compete and Assignment of Inventions Agreement (this “Agreement”) is made as of September 1, 2020, by and between Logiq, Inc., a Delaware corporation (the “Company”), and Tom Furukawa, an individual (“Recipient”).

RECITALS

WHEREAS, the parties are executing and delivering this Agreement concurrently with that certain Executive Employment Agreement, dated as of September 1, 2020, by and between the Company and Recipient (the “Employment Agreement”);

WHEREAS, this Agreement is integral to the Employment Agreement, and the Company would not consummate the Employment Agreement absent the Recipient’s execution and delivery of this Agreement;

WHEREAS, the restrictive covenants set forth in this Agreement are to be construed in the context of Recipient being able to receive a raise, promotion, bonus or other benefit from the Company;

WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their agreements and understandings relating to the subject matter hereof.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

AGREEMENT

1. The Company’s Business Purpose. Recipient acknowledges that the Company is engaged in a continuous program of research, development, experimentation, production and provision of services respecting its business and products, present and future, and operates in a highly competitive industry, requiring a substantial investment of money and other resources, has a legitimate business interest in protecting its confidential and proprietary information and trade secrets and has also developed, at substantial expense, relationships with and knowledge about its customers, prospects, employees, suppliers, vendors, consultants, strategic partners, business partners, joint venturers and others, and has a legitimate business interest in protecting the identity of and its relationship with them. Accordingly, Recipient agrees that the obligations and restrictions in this Agreement are fair and reasonable, are reasonably required to protect the Company’s business interests, and would not unfairly or unreasonably restrict Recipient’s ability to obtain other comparable employment/business.

Exhibit 1-1

2. Protection of Confidential Information. Recipient agrees to hold in the strictest confidence and will not, directly or indirectly, in whole or in part, use, disclose, copy or remove any of the Company’s Confidential Information (defined below), except as such use, disclosure, copying or removal may be required in connection with Recipient’s services rendered to the Company, or unless the Company expressly authorizes such use, disclosure, copying or removal in writing. Recipient further agrees not to use, disclose, copy or remove, or facilitate the use, disclosure, copying or removal of any Confidential Information in a manner or for a purpose which is (a) in violation of the Company’s policies or procedures; (b) otherwise inconsistent with the Company’s measures to protect its interests in the Confidential Information; (c) in violation of any lawful instruction or directive, either written or oral, of an employee of the Company authorized to issue such instruction or directive; (d) in violation of any duty Recipient has existing under law; or (e) otherwise to the detriment of the Company.

The term “Confidential Information” means any and all confidential and/or proprietary knowledge, data or information owned, developed or possessed by the Company whether in tangible or intangible form and all trade secrets as defined under applicable state law. Confidential Information includes, but is not limited to: (a) information relating to the Company’s products and services, pricing, customers, customer needs, suppliers, processes, know-how, specifications, designs, drawings, concepts, test data, formulas, methods, compositions, ideas, algorithms, software, source codes, techniques, developmental or experimental work, research, improvements and discoveries; (b) information relating to plans for research and development, new products and services, marketing and selling, sales forecasts, business plans, budgets and unpublished financial statements, licenses, prices and costs, planned acquisitions and divestitures, and planned purchases; and (c) information regarding the skills and compensation of employees of the Company, personnel and policy manuals, and contracts with employees, customers, suppliers, consultants, strategic partners, business partners and others.

3. Protection of Third-Party Information. Recipient understands that the Company from time to time may receive from third parties confidential or proprietary information or trade secrets (“Third Party Information”) subject to a duty on the Company to maintain the confidentiality of such information and to use it only for certain limited purposes. Recipient agrees to hold any such Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company who need to know such information in connection with their work for the Company) or use, except in connection with its work for the Company, Third Party Information unless expressly authorized by the Company in writing.

4. Court Order. In the event that Recipient is requested or ordered by a court of competent jurisdiction to disclose Confidential Information of the Company or Third Party Information, Recipient agrees to provide the Company immediate notice of such request or order, provided that the giving of such notice will not violate the order and, at the Company’s request and expense, resist such request or order to the fullest extent permitted by law. If a final, non-appealable order is issued by a court of competent jurisdiction, the disclosure of such Confidential Information or Third-Party Information will be limited solely to comply with the final order.

5. No Solicitation of Employees and Consultants. Recipient shall not, directly or indirectly, solicit, recruit, hire, or induce or encourage to leave the employ of the Company any person who is at that time an employee or independent contractor of the Company, or who has been employed or hired by the Company for any period of time, nor will Recipient cooperate with others in doing or attempting to do so. The terms “solicit, recruit, hire, or induce or encourage” include, but are not limited to, directly or indirectly: (a) initiating communications with an employee or independent contractor of the Company relating to actual or possible employment or an independent contractor relationship for an entity other than the Company; (b) offering bonuses or additional compensation to encourage or cause any employee or independent contractor of the Company to terminate employment with the Company; or (c) supplying the names of, or otherwise referring or recommending, any employee or independent contractor of the Company to personnel recruiters or persons engaged in hiring for an entity other than the Company.

Exhibit 1-2

6. No Solicitation of Customers and Prospects. Recipient shall not, directly or indirectly, solicit, canvas, transfer, assign, sell to or accept any business from, or engage in any business relationship with, for Recipient’s own benefit or on behalf of any entity engaged in a business competitive with the business of the Company (defined below): (a) any existing customer of the Company or any entity that was a customer of the Company during the one year period before Recipient’s ceases to be employed by the Company (the date Recipient ceases to be employed by the Company is referred to herein as, the “Termination Date”) for any reason; or (b) any prospective customer of the Company if Recipient had responsibilities or duties with respect to or was involved in the development of such prospective customer, nor will Recipient cooperate with others in doing or attempting to do so.

7. No Competition. Recipient agrees that, while Recipient is employed by Company and for a period of twelve (12) months after termination of Recipient’s employment, Recipient will not, directly or indirectly, either for himself, or as a stockholder, partner, investor, director, officer, employee, consultant, contractor or agent or in any other capacity: (a) engage in any business activity or work that is in any way competitive with the business of the Company; or (b) perform any services for or sell, solicit or attempt to sell any services to, or interfere with Company’s relationship with any person, company or other entity that was a customer of Company or was identified by Company as a prospective customer during the period that Recipient was employed by Company. “Customer” means all persons, firms or entities that have either (i) sought or obtained Company’s services, (ii) contacted Company for the purpose of seeking or obtaining Company’s services, or (iii) been contacted by Company for the purpose of providing its services. For purposes of this Section, the “business of Company” means during the twelve (12) months prior to termination of Recipient’s employment with the Company in the following areas:

a) Software and development services used in connection with a platform-as-a-service designed to help businesses create and deploy native mobile apps for their business;

b) Marketing solution services for business engaged in online marketing

8. No Interference. Recipient shall not, directly or indirectly, induce, influence, cause, advise or encourage any customer, prospect, employee, independent contractor, supplier, vendor, strategic partner, business partner, joint venturer or representative of the Company to terminate his, her or its relationship with the Company, nor will Recipient cooperate with others in doing or attempting to do so, nor will Recipient interfere with any of the Company’s contracts or relationships.

Exhibit 1-3

9. Duration of Restrictions. Recipient’s obligations under paragraphs 2, 3, and 4 will continue during the term of Recipient’s engagement by the Company and thereafter. The restrictions in paragraphs 5, 6, 7 and 8 apply during the term of Recipient’s engagement by the Company and for a period of twelve (12) months following Recipient’s Termination Date for any reason, provided that, in the event that the Recipient’s employment is terminated without Cause by the Company under the terms of the Employment Agreement, the restrictions set forth in paragraphs 5,6,7 and 8 shall terminate.

10. Geographic Scope. Recipient acknowledges that the Company services customers nationwide and has and is pursing business opportunities nationwide and, accordingly, Recipient agrees that its obligations under paragraph 7 extend to an area covering North America.

11. Disclosure of Inventions. Recipient shall promptly disclose to the Company, or any persons designated by the Company, all improvements, inventions, creations, processes, know-how, data and ideas (“Inventions”) made, conceived, reduced to practice, developed, originated or learned by Recipient, either alone or jointly with others during the period of Recipient’s engagement by the Company or during the twelve (12) month period after Recipient’s Termination Date for any reason, provided such Invention is directly or indirectly conceived as a result of, or is suggested by or attributable to, work done by Recipient during Recipient’s engagement with the Company.

12. Assignment of Inventions. All Inventions are considered works-made-for-hire and thereby owned by the Company; provided, however, that in the event that, by operation of law, an Invention cannot be considered a work-made-for-hire, Recipient agrees to assign any and all right, title and interest in and to all Inventions (and all trademarks, copyrights, patents, trade secrets and other proprietary rights with respect thereto) to the Company. In connection with such assignment, Recipient further agrees to assist the Company or its nominees at any time during or after Recipient’s Termination Date and in every proper way in both securing foreign and domestic protection for the Inventions and preventing and defending infringement of the Inventions. Such assistance includes, without limitation, (a) the execution of any documentation necessary to evidence the Company’s full rights in the Inventions; and (b) testimony, at the Company’s expense, evidencing the ownership of the Inventions by the Company. Recipient’s obligation to assist the Company with respect to proprietary rights relating to such Inventions in any and all countries will continue beyond the Termination Date, but the Company will compensate Recipient at a reasonable rate after such termination for time actually spent by Recipient at the Company’s request for such assistance.

13. Records of Inventions. Recipient shall keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Inventions developed by Recipient or made by Recipient during the period of Recipient’s engagement by the Company, which records will be available to and remain at all times the sole property of the Company.

14. Authorization to Act. In the event the Company is unable for any reason, after reasonable effort, to secure Recipient’s signature on any document needed in connection with the actions specified in the preceding paragraph, Recipient irrevocably designates and appoints the Company and its duly authorized officers and agents as Recipient’s agent and attorney in fact, which appointment is coupled with an interest to act for and in Recipient’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Recipient. Recipient hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Recipient now or may hereafter have for infringement of any proprietary rights assigned to the Company.

Exhibit 1-4

15. Prior Inventions. Any improvements, inventions, creations, processes, know-how, data and ideas, patented or unpatented, that Recipient made prior to the commencement of Recipient’s employment with the Company are excluded from the scope of this Agreement and are described in Exhibit A (“Prior Inventions”), which is attached hereto and incorporated by reference herein. If disclosure of any Prior Invention(s) would cause Recipient to violate any prior confidentiality agreement or other agreement, Recipient will not describe it in Exhibit A, but will only disclose a cursory name for each, list the party(ies) to whom it belongs and state that full disclosure was not made for that reason. If no disclosure is attached, Recipient represents that there are no Prior Inventions.

16. Return of Documents and Property. Upon the termination of Recipient’s employment with the Company, whether by Recipient or by the Company, for any reason, or at any time at the request of the Company, Recipient shall deliver to the Company any and all material containing or otherwise memorializing any Confidential Information, Third Party Information, or Inventions and any copies, notes or excerpts within Recipient’s possession, custody or control, whether in written, mechanical, electromagnetic, analog, digital or any other format or medium. Upon the termination of Recipient’s employment with the Company, Recipient shall also return any and all other property of the Company and equipment in its possession, custody or control.

17. Indemnification. Recipient agrees to indemnify the Company and its officers, directors and agents (collectively, “Representatives”) from and against any and all claims, causes of action, damages, losses and costs (including reasonable attorneys’ fees) and liabilities of any nature which may at any time be asserted against or suffered by the Company or its Representatives, directly or indirectly, relating to or arising out of a breach of this Agreement by Recipient.

18. Remedies; Attorneys’ Fees. Any violation by either party of the obligations or restrictions in this Agreement will cause the other party irreparable harm. Each party is entitled to protection from such violations, both actual and threatened, including protection by injunctive relief, in addition to other remedies available under law. All remedies for breach of this Agreement are cumulative and the pursuit of one remedy will not be deemed to exclude other remedies. The non-prevailing party in any lawsuit or legal proceeding seeking to enforce any of the terms of this Agreement agrees to pay all costs and attorney’s fees incurred by the prevailing party.

19. Severability. Subject to the provisions of paragraph 20, in the event any one or more of the provisions contained in this Agreement are, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

Exhibit 1-5

20. Judicial Modification. If a court of competent jurisdiction determines that the character, duration, geographic scope, activity or subject of any provision of this Agreement is unreasonable under the circumstances as they then exist, then Recipient agrees that it should be limited and reduced so as to be enforceable under the applicable law to assure the Company of the intended maximum benefit of this Agreement.

21. Waiver. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right.

22. Governing Law. This Agreement will be governed by and construed according to the laws of the State of New York, without regard to its conflict of laws rules.

23. Assignability. This Agreement is not assignable by Recipient. The Company may assign this Agreement without notice to Recipient and without Recipient’s consent.

24. Entire Agreement. This Agreement, and the Exhibits, schedules, and documents attached and referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior discussions between them. No modification or amendment to this Agreement will be effective unless in writing and signed by both parties. Recipient agrees that any subsequent change or changes in its duties or compensation will not affect the validity or scope of this Agreement.

25. Opportunity to Consult with Independent Counsel. Recipient acknowledges that Recipient has read this Agreement and consulted with or had the opportunity to consult with legal counsel of Recipient’s choice concerning the terms, provisions, covenants and obligations set forth herein, and has been fully advised of the legal significance of the terms, provisions, covenants and obligations set forth in this Agreement.

[Signature Page Follows]

Exhibit 1-6

IN WITNESS WHEREOF, this Confidentiality, Non-Solicitation, Non-Compete and Assignment of Inventions Agreement has been executed and delivered by the parties as of the date first written above.

COMPANY:

LOGIQ, INC.,
a Delaware corporation

By:
Brent Suen, President

RECIPIENT:

Tom Furukawa

[Signature Page to Confidentiality, Non-Solicitation, Non-Compete and Assignment of Inventions Agreement]

EXHIBIT A

NAME:	DATE:

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of Recipient’s employment with the Company that have been made or conceived or first reduced to practice by Recipient alone or jointly with others prior to Recipient’s employment with the Company:

☐	No inventions or improvements.

☐	See below:

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, Recipient cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which Recipient owes to the following party(ies);

☐	No agreements

☐	See below:

Invention or Improvement	Party(ies)	Relationship

☐	Additional sheets attached.

3. Recipient proposes to bring to the Company the following materials or documents of a former employer which are not personally available to the public, which materials or documents may be used by Recipient to render services to the Company.

☐	No materials or documents.

☐	See below:

☐	Additional sheets attached.